SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – June 13, 2005

THE ULTIMATE SOFTWARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24347	65-0694077

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Ultimate Way, Weston, Florida	33326

(Address of principal executive offices)	(Zip Code)

(954) 331-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

     The Ultimate Software Group, Inc. (the “Company”) had a revolving line of credit agreement, as amended from time to time, with Silicon Valley Bank (the “Bank”) that expired on May 27, 2005. On June 13, 2005, the Company entered into a new credit facility with the Bank, which was effective as of May 27, 2005 for the Revolver, defined below, and as of June 13, 2005 for the Equipment Loan, as defined below (the “Credit Facility”).

     The Credit Facility is comprised of a revolving line of credit (the “Revolver”) and an equipment term loan (the “Equipment Loan”). The Revolver expires on May 26, 2006 and provides advances up to $2.5 million, subject to limitations related to the amount of cash and investments held at or through the Bank (the “Investments”). To the extent Investments are less than $12 million, the amount of advances under the Revolver are limited to 75% of the Company’s eligible accounts receivable, not to exceed $2.5 million. To the extent Investments are more than $12 million, there are no limitations for drawing advances under the Revolver, not to exceed $2.5 million. The Revolver bears interest at a rate equal to the Prime Rate per annum. The Equipment Loan provides advances up to $2.5 million, subject to certain terms of the agreement, and is payable in 36 equal monthly installments, plus interest. Interest on the Equipment Loan is based on the Prime Rate plus 0.5% (fixed at the time of the advance) or a fixed rate of 7.0%, with the selection of the type of available rate at the discretion of the Company.

     Borrowings under the Credit Facility are secured by all of the Company’s corporate assets, including a negative pledge on intellectual property, and the Company is required to comply with certain financial and other covenants. Under the terms of the Credit Facility, the Company may not pay dividends without the prior written consent of Silicon Valley Bank. The material financial covenants require that the Company maintain, on a monthly basis, a minimum quick ratio (representing the ratio of quick assets (or cash and accounts receivable) plus total marketable securities to current liabilities, plus all indebtedness to the Bank and excluding deferred revenue) of 1.75 to 1.0 and certain quarterly revenue levels as of the end of each quarter, as provided in the Credit Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

Number		Description
10.1	—	Seventh Loan Modification Agreement between the Company and Silicon Valley Bank, dated June 13, 2005

10.2	—	Term Note between the Company and Silicon Valley Bank, dated June 13, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

THE ULTIMATE SOFTWARE GROUP, INC.
By:	/s/ Mitchell K. Dauerman
	Name:	Mitchell K. Dauerman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Dated: June 17, 2005

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Seventh Loan Modification Agreement

10.2	Term Note

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